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EXHIBIT 11


COMPUTATION OF EARNINGS PER SHARE

       Information regarding computation of earnings per share is included in
Note 2 to Notes to financial statements included elsewhere in this Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000.